Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-3 of Good Times Restaurants, Inc. (No. 333-201700) of our report dated April 22, 2015 relating to our audit of the consolidated financial statements of Bad Daddy’s International, LLC, appearing in the Prospectus Supplement to the Registration Statement.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in such Prospectus Supplement.

Farris, Cooke & Associates, P.A.

Charlotte, North Carolina
April 27, 2015